AMENDED AND RESTATED BYLAWS

OF

CH LIGHTING INTERNATIONAL CORPORATION

(As of August 25, 2008)

ARTICLE  I.  OFFICES

Section 1.01.  Registered Office and Agent.   The Corporation shall have and continuously maintain a registered office and registered agent in accordance with the Delaware General Corporation Law.

Section 1.02  Other Offices.   The Corporation may have offices at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

ARTICLE II.  STOCKHOLDERS MEETINGS

Section 2.01.  Place of Meetings.   All meetings of the Stockholders shall be held at such place as may fixed from time to time by the Board of Directors.

Section 2.02.  Annual Meetings.  An annual meeting of the Stockholders shall be held at such time following the close of the fiscal year as shall be determined by the Board of Directors for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

Section 2.03.  Special Meetings.  Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the Chairman of the Board or the President; and shall be called by the Chairman of the Board, the President, or the Secretary: (i) when so directed by the Board of Directors, (ii) at the request in writing of any two (2) or more Directors, or (iii) at the written request of Stockholders owning at least twenty-five percent (25%) of the capital stock of the Corporation issued, outstanding, and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 2.04.  Notice of Meetings.   Except as otherwise required by statute or the Certificate of Incorporation, written notice of each meeting of the Stockholders, whether annual or special, shall be served either personally or by mail, upon each Stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before such meeting.  If mailed, such notice shall be directed to a Stockholder at his post office address last shown on the records of the Corporation.  Notice of any special meeting of Stockholders shall state the purpose or purposes for which the meeting is called.  Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice by means of a signed writing.  Attendance of a Stockholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.  Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

Section 2.05.  Quorum.   The holders of a majority of the stock issued, outstanding, and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws.  If, however, such majority shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present.  At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.06.  Voting. At every meeting of the Stockholders, including meetings of Stockholders for the election of Directors, any Stockholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each Stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. If a quorum exists, action on a matter (other than the election of Directors) by the Stockholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the Certificate of Incorporation, these Bylaws, or the Delaware Business Corporation Law. Unless otherwise provided in the Certificate of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.07. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the President, or in their absence a person appointed by the Board of Directors, shall preside at meetings of the Stockholders. The Secretary of the Corporation, or in the Secretary's absence, any person appointed by the presiding Officer shall act as Secretary for meetings of the Stockholders. Meetings shall be governed by the most recent edition of Roberts Rules of Order, or in accordance with procedures prescribed by the Board, except to the extent that these Bylaws are inconsistent therewith.

Section 2.08. Written Consents. Any action required or permitted to be taken at a meeting of the Stockholders of the Corporation may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by persons who, at a meeting, would be entitled to vote those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. The rights set forth herein shall be governed by and subject to the provisions of the Delaware General Corporation Law.

ARTICLE III. BOARD OF DIRECTORS

Section 3.01. Authority. Except as may be otherwise provided by any legal agreements among Stockholders, the property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among Stockholders, by the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 3.02. Number and Term. The Board of Directors shall consist of that number of members to be fixed by resolution of the Stockholders or the Board of Directors from time to time. Each Director (whether elected at an annual meeting of Stockholders or otherwise) shall hold office until the annual meeting of Stockholders held next after his election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal. Directors need not be Stockholders.

Section 3.03. Vacancies. A vacancy on the Board of Directors shall exist upon the death, resignation, removal, or incapacity to serve of any Director; upon the increase in the number of authorized Directors, and upon the failure of the Stockholders to elect the full number of Directors authorized.  The remaining Directors shall continue to act, and such vacancies may be filled by action of the remaining Directors or the Stockholders at any meeting held during the existence of such vacancy.

Section 3.04. Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine.

Section 3.05. Compensation of Directors. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may from time to time determined by resolution of the Board of Directors.

Section 3.06. Resignation. Any Director may resign by giving written notice to the Board of Directors.  The resignation shall be effective on receipt, unless the notice specifies a later time for the effective date of such resignation, in which event the resignation shall be effective upon the election and qualification of a successor.  If the resignation is effective at a future time, a successor may be elected before that time to take office when the resignation becomes effective.

Section 3.07. Removal. The Stockholders may declare the position of a Director vacant, and may remove such Director for cause at a special meeting of the Stockholders called for such purpose, on the occurrence of any of the following events: the Director has been declared of unsound mind by a final order of court; the Director has been convicted of a felony; the Director has failed to attend any meeting of the Board for at least a year and a half; or the Director has been presented with one (1) or more written charges, has been given at least ten (10) days' notice of a hearing at which he may have legal counsel present, and has been given opportunity for such a hearing at a meeting of the Stockholders. The Stockholders may also declare the position of a Director vacant, and may remove such Director without cause, by a vote of two-thirds of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

Section 3.08. Time of Meetings. Each newly elected Board of Directors shall meet (i) at the place and time which shall have been determined, in accordance with the provisions of these Bylaws, for the holding of the regular meeting of the Board of Directors scheduled to be held following the annual meeting of the Stockholders at which the newly elected Board of Directors shall have been elected, or (ii) if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of Stockholders and at the place thereof, or (iii) at such time and place as shall be fixed by the written consent of all the Directors of such newly elected Board of Directors. In any event no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting.

Section 3.09. Notice of Meetings. Regular meetings of the Board of Directors may be held at such time and place within or without the State of Delaware as shall from time to time be determined by the Board of Directors by resolution, and such resolution shall constitute notice thereof. No further notice shall be required in order legally to constitute such regular meeting.

Section 3.10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two (2) days' notice by mail, telegram, cablegram, or personal delivery to each Director and shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any two or more Directors delivered to such Officer of the Corporation. Any such special meeting shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of meeting.

Section 3.11. Notice - Purpose of Meeting. No notice of any special meeting of the Board of Directors need state the purposes thereof, and such notice shall be sufficient if it states the time and place of such meeting and the person or persons calling such meeting, provided it is received not less than two (2) days prior to such meeting.

Section 3.12. Quorum. At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

Section 3.13. Telephonic Participation. Directors may participate in meetings of the Board of Directors through use of conference telephone or similar communications equipment, provided all Directors participating in the meeting can hear one another. Such participation shall constitute personal presence at the meeting, and consequently shall be counted toward the required quorum and in any vote.

Section 3.14. Conduct of Meetings. The Chairman of the Board, or in his absence the President, and in their absence the Vice President, if any, named by the Board of Directors, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in the Secretary's absence, any person appointed by the presiding Officer, shall act as Secretary for meetings of the Board of Directors. Meetings shall be governed by the most recent edition of Robert's Rules of Order, or in accordance with procedures prescribed by the Board, except to the extent that these Bylaws are inconsistent therewith.

Section 3.15. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

ARTICLE IV. COMMITTEES

Section 4.01. Executive Committee. The Board of Directors may by resolution adopted by a majority of the entire Board, designate an Executive Committee of three (3) or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of the Stockholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation, removal, or until he shall cease to be a Director.

Section 4.02. Executive Committee Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers specifically granted to the Board of Directors by these Bylaws or by the Certificate of Incorporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the Certificate of Incorporation; (2) adopting or approving a plan of merger or consolidation; (3) adopting, amending, or repealing the Bylaws of the Corporation; (4) the filling of vacancies on the Board of Directors or on any Committees; (5) approving or proposing to Stockholders action that the Delaware General Corporation Law requires to be approved by Stockholders; (6) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation or a revocation of any such dissolution.

Section 4.03. Executive Committee Meetings. The Executive Committee shall meet from time to time on call of the Chairman of the Board, the President, or of any two or more members of the Executive Committee.  Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings, shall keep a record of its proceedings, and shall report these proceedings to the Board of Directors at the meeting thereof held next after such meeting of the Executive Committee. All such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration. The Executive Committee shall act by majority vote of its members.

Section 4.04. Executive Committee-Alternate Members. The Board of Directors, by resolution adopted in accordance with Section 4.01, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 4.05. Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of three (3) or more of the Directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers expressly delegated to the Executive Committee, as may be determined from time to time by the Board of Directors.

Section 4.06. Removal of Committee Members. The Board of Directors shall have power at any time to remove any or all of the members of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

ARTICLE V.  OFFICERS

Section 5.01.  Election of Officers.  The Board of Directors, at its first meeting after each annual meeting of Stockholders, shall elect a President and may elect such other of the following Officers:  a Chairman of the Board, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Secretary, and a Treasurer.  The Board of Directors at any time and from time to time may appoint such other Officers as it shall deem necessary, including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chairman of the Board.

Section 5.02.  Compensation.  The salaries of the Officers of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any Officer or Officers the power to fix the compensation of any Officer appointed in accordance with the second sentence of Section 5.01 of these Bylaws.

Section 5.03.  Term, Removal and Resignation.  Each Officer of the Corporation shall hold office until his successor is chosen or until his earlier resignation, death, removal from, or termination of his office.  Any Officer may be removed with or without cause by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.  Any Officer may resign by giving written notice to the Board of Directors.  The resignation shall be effective upon receipt, or at such time as may be specified in such notice.

Section 5.04.  Chairman of the Board.  The Chairman of the Board, when one is elected, may be declared by the Board to be the Chief Executive Officer of the Corporation and if so, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall be an ex officio member of all standing committees, unless otherwise provided in the resolution appointing the same.  The Chairman of the Board shall call meetings of the Stockholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.

Section 5.05.  President.  When no Chairman of the Board has been elected, or if a Chairman has been elected and not declared to be the Chief Executive Officer, or in the event of the death or disability of the Chairman of the Board or at his request, the President shall have all of the powers and perform the duties of the Chairman of the Board.  The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors or the Chairman of the Board.  The President shall be an ex officio member of all standing committees, unless otherwise provided in the resolution appointing such committees.  In the absence of a Chairman of the Board serving as Chief Executive Officer, the President shall call meetings of the Stockholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.  If no other Officers are elected, the President shall also have all of the powers and perform the duties of Secretary and Treasurer.

Section 5.06.  Vice Presidents.  The Vice Presidents shall perform such duties as are generally performed by vice presidents.  The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors, the Chairman of the Board, or the President shall request or delegate.  The Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, or the President.

Section 5.07.  Secretary.  The Secretary shall attend all meetings of the Board of Directors, all meetings of the Stockholders, and record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, any notice required to be given of any meetings of the Stockholders and of the Board of Directors. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary’s request, perform the duties and exercise the powers and authority herein granted to the Secretary.

Section 5.08.  Treasurer.  The Treasurer shall have charge and be responsible for all funds, securities, receipts, and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall render to the Chairman of the Board, the President, and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all the duties incident to the office of a treasurer of a Corporation, and such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President.

Section 5.09.  Vacancy in Office.  In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such Officer to any Officer or to any Director.

ARTICLE VI.  CAPITAL STOCK

Section 6.01.  Share Certificates.  The shares of capital stock of the Corporation shall be represented by certificates, unless and until the Board of Directors of the Corporation adopts a resolution or resolutions permitting uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of a resolution providing for uncertificated shares, every holder of stock of the Corporation represented by certificates, and upon request, any holder of uncertificated shares, shall be entitled to have a certificate representing the number of shares of capital stock of the Corporation signed by, or in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 6.02.  Stockholder Records.  The Corporation shall keep a record of the Stockholders of the Corporation which readily indicates in alphabetical order or by alphabetical index, and by classes of stock, the names of the Stockholders entitled to vote, the addresses of such Stockholders, and the number of shares held by such Stockholder.  Said records shall be presented at all meetings of the Stockholders.

Section 6.03.  Stock Transfer Books.  Transfers of stock shall be made on the books of the Corporation only by the registered holder thereof, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.07 of these Bylaws.

Section 6.04.  Determination of Stockholders.

(a)  For the purpose of determining Stockholders entitled to notice of or to vote at any meetings of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may provide that stock transfer books shall be closed for a stated period not to exceed sixty days.  If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice or to vote at a meeting of Stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

(b)  In lieu of closing stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Stockholders, such date to be not more than sixty days and, in case of a meeting of Stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.

Section 6.05.  Stockholder Rights.  The Corporation shall be entitled to treat the holder of any share of stock of the Corporation as the person entitled to vote such share and to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

 Section 6.06.  Transfer Agent.  The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

 Section 6.07.  Replacement Certificates.  Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity.  Such bond shall be in form and amount satisfactory to the Board of Directors, and shall be with one or more sureties, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE VII.  MISCELLANEOUS

Section 7.01.  Inspection of Books.  The Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of the Stockholders, except with respect to such accounts, books, and records as may by law be specifically open to inspection by the Stockholders, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law, if any, for the inspection of records, accounts, and books which by law or by determination of the Board of Directors shall be open to inspection, and the Stockholders’ rights to this respect are and shall be restricted and limited accordingly.

Section 7.02.  Fiscal Year.  The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 7.03.  Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time determine.  In the event it is inconvenient to use such seal at any time, the signature of the Corporation followed by the word “SEAL” or “CORPORATE SEAL” enclosed in parenthesis or scroll, shall be deemed to be the seal of the Corporation.

 Section 7.04.  Annual Statements.  Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of Stockholders, the Corporation shall prepare:

(1)  a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and

(2)  a profit and loss statement showing the results of its operation during its fiscal year.

Upon written request, the Corporation promptly shall mail to any Stockholder of record a copy of the most recent such balance sheet and profit and loss statement.

Section 7.05.  Appointment of Agents.  The Chairman of the Board, the President, or any Vice President shall be authorized and empowered, in the name of and as the act and deed of the Corporation, to name and appoint general and special agents, representatives, and attorneys to represent the Corporation in the United States or in any foreign country or countries; to name and appoint attorneys and proxies to vote any shares of stock in any other Corporation at any time owned or held of record by the Corporation; to prescribe, limit, and define the powers and duties of such agents, representatives, attorneys, and proxies; and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney, or proxy.  All powers of attorney or other instruments under which such agents, representatives, attorneys, or proxies shall be so named and appointed shall be signed and executed by the Chairman of the Board, the President, or a Vice President, and the corporate seal shall be affixed thereto.  Any substitution, revocation, or cancellation shall be signed in like manner, provided always that any agent, representative, attorney, or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations.  No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this Bylaw shall be deemed to constitute full and complete authority to the Officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

Section 7.06.  Indemnification.

(a)  Under the circumstances prescribed in this Section 7.06, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (a “Proceeding”), by reason of the fact that he is or was a Director or Officer of the Corporation, or, while a Director or Officer, is or was serving at the request of the Corporation as an officer, director, partner, joint venturer, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including attorney’s fees) actually and reasonably incurred by him in connection with such Proceeding, if he had no reasonable cause to believe his conduct was unlawful.  Notwithstanding the above, the indemnification permitted hereunder in connection with a Proceeding by or in the right of the Corporation is limited to reasonable expenses (including attorney’s fees) incurred in connection with the Proceeding.

(b) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent shall not, of itself, create a presumption that the person did not meet the standard of conduct set forth in Section 7.06(a).

 (c) Notwithstanding the foregoing, the Corporation shall not indemnify any Director or Officer in connection with any Proceeding (i) by or in the right of the Corporation in which said person was adjudged liable to the Corporation, or (ii) in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(d) To the extent that a Director or Officer has been successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a Director or Officer, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(e) Except as provided in paragraph (d) of this Section 7.06 and except as may be ordered by a court, the Corporation shall not indemnify any Director or Officer unless authorized hereunder and a determination has been made that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.06(a).  Such determination shall be made in accordance with the Delaware General Corporation Law, as amended.

(f) Reasonable expenses (including attorney’s fees) incurred by a Director or Officer who is a party to a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding if (i) the Director or Officer furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 7.06(a), and (ii) the Director or Officer furnishes the Corporation a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

(g) The indemnification provided by this Section 7.06 shall not be deemed exclusive of any other right to which the persons indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors, or administrators of such persons.

(h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, joint venturer, trustee, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 7.06.

(i) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the next annual meeting of the Stockholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send by first class mail to its Stockholders of record at the time entitled to vote for the election of Directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Section 7.07.  Reimbursement from Officers.  Any payments made to an Officer of the Corporation such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such Officer to the Corporation to the full extent of such disallowance.  In lieu of payment by the Officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

 Section 7.08.  Reimbursement of Personal Expenses.  Each Officer and Director of the Corporation shall be required from time to time to bear personally incidental expenses related to his responsibilities as an officer or director, which expenses unless specifically authorized shall not be subject to reimbursement by the Company.

ARTICLE VIII.  AMENDMENTS

Section 8.01.  Amendment.  The Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the Stockholders at any annual or special meeting of the Stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the Stockholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting.